UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 10, 2008
Cogdell Spencer Inc.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-32649 (Commission File Number)	20-3126457 (IRS Employer Identification Number)

4401 Barclay Downs Drive, Suite 300
Charlotte, North Carolina	28209
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (704) 940-2900
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
This current report on Form 8-K/A (this “Amendment”) is being filed to include disclosures that supplement those disclosures made by Cogdell Spencer Inc., a Maryland corporation (the “Company”), in its Current Report on Form 8-K (the “Form 8-K”) filed with the Securities and Exchange Commission (the “SEC”) on March 14, 2008, as set forth below.
The financial statements and pro forma financial information described in Item 9.01 below should be read in conjunction with the Form 8-K and this Amendment.
ITEM 2.01 Completion of Acquisition or Disposition of Assets
On March 10, 2008, Cogdell Spencer Inc. and its operating partnership, Cogdell Spencer LP (the “Operating Partnership”) completed a merger transaction through which they acquired MEA Holdings, Inc. (“MEA”). The transaction was effected pursuant to an Agreement and Plan of Merger (the “Merger Agreement”) dated as of January 23, 2008, as amended, by and among the Company, the Operating Partnership, Goldenboy Acquisition Corp. (a wholly-owned subsidiary of the Operating Partnership), MEA, Marshall Erdman & Associates, Inc., Marshall Erdman Development, LLC, and David Pelisek, David Lubar and Scott Ransom, in their capacity as the Seller Representative. Cogdell Spencer Inc. is filing this Current Report on Form 8-K/A to amend the March 2008 Form 8-K to include financial statements required by Item 9.01 of Form 8-K.
Merger Agreement
The consideration payable in the merger transaction and in the contribution transactions described below consists of cash and limited partnership interests issued by the Operating Partnership (the “OP Units”). The Operating Partnership entered into contribution agreements with 40 of MEA’s stockholders (the “Contributors”) pursuant to which the Contributors agreed to “roll over” an aggregate of 1,265,393 shares of MEA (representing in the aggregate approximately 41% of MEA’s outstanding shares on a fully diluted basis) by exchanging those shares for OP Units. The exchange of those shares for OP Units was completed immediately before the completion of the merger provided for in the Merger Agreement (the “Merger”). In the Merger, all the shares of MEA (other than the shares acquired by the Operating Partnership) were converted into the right to receive an amount of cash to be calculated in accordance with the provisions of the Merger Agreement.
The cash consideration per share of MEA common shares payable in the Merger (the “cash consideration”) was calculated pursuant to a formula based on an “enterprise value” for 100% of MEA of $247 million, subject to certain adjustments. The aggregate cash consideration payable was reduced in proportion to the percentage of shares acquired for OP Units rather than cash. The number of OP Units per share of MEA issued pursuant to the contribution agreements was the same value per share payable in cash under the Merger Agreement, based on a value of $17.01 per OP Unit. The OP Units issued in the transaction were of two types — “regular units” and “alternative units”. The regular units are exchangeable, after a one-year lock-up period, on a one-for-one basis, for shares of the Company’s common stock. The alternative units are substantially the same as the regular units except that they will not be exchangeable for shares of the Company’s common stock until the exchange feature is approved by the Company’s stockholders. If the Company’s stockholders do not approve the exchange feature whereby shares of our common stock may be issued upon an exchange of alternative units by June 30, 2008, the distributions payable per alternative unit will increase to 105% of the ordinary distributions payable per regular unit payable after June 30, 2008. If the Company’s stockholders do not approve the exchange feature by June 30, 2009, the distributions payable per alternative unit will increase to 110% of the ordinary distributions payable per regular unit payable after June 30, 2009. If the Company’s stockholders do not approve the exchange feature by June 30, 2010, the distributions payable per alternative unit will increase to 115% of the ordinary distributions payable per regular unit payable after June 30, 2010. If the Company’s stockholders approve the exchange feature, future ordinary distributions payable per alternative unit will equal the ordinary distributions payable per regular unit and each holder of alternative units will have the right at any time after the one-year anniversary of the closing of the Merger, at such holder’s option, to exchange alternative units, on a one-for-one basis, for shares of the Company’s common stock, subject to any lock-up agreement then in effect for such holder.
In connection with these transactions, the Company has entered into a registration rights agreement with the Contributors pursuant to which the Company has agreed to use commercially reasonable efforts to file with the Securities and Exchange Commission a shelf registration statement providing for the resale of the shares of common stock that may be acquired by holders of the OP units in connection with the exercise by such holders of the exchange rights associated with OP units. The registration rights agreement also provides that the Company will use commercially reasonable efforts to cause such shelf registration statement to be declared effective by the SEC, on the terms and conditions specified in the registration rights agreement.

The Merger Agreement provides that certain adjustments to the aggregate cash consideration paid will be made following the delivery of the final closing statement to the Seller Representative. A portion of the aggregate cash consideration has been deposited in an escrow account pending such adjustments. In the event that additional cash payments are owed to the former holders of MEA shares, the escrow agent shall pay to the former holders of MEA shares that were not exchanged for OP Units and/or alternative units the pro rata cash amount owed to each such holder and the Operating Partnership will issue to the Contributors additional alternative units in the same amount per share, based on $17.01 per OP Unit. The Merger Agreement also provides that a portion of the aggregate cash consideration to be paid to the former holders of shares of MEA will be held in escrow as security for certain indemnification obligations owed by such holders to the Operating Partnership and Goldenboy Acquisition Corp. under the Merger Agreement. Releases from this escrow will be treated in the same way.
In connection with the Merger, one of the former MEA shareholders, Lubar Capital LLC (“Lubar”), received the right to nominate one individual for election to the Company’s board of directors. Accordingly, the Company’s board of directors increased the size of the board of directors and elected David Lubar as a director on January 22, 2008. Lubar will continue to retain its right to nominate one individual for so long as Lubar and its affiliates continue to maintain at least 75% of their aggregate initial ownership measured in number of equity securities of the Company and its affiliates.
Marshall Erdman & Associates, Inc. and certain of its affiliates (the “Merging Companies”) and the former holders of MEA shares have agreed to indemnify the Company, the Operating Partnership and their respective affiliates against certain liabilities and losses resulting from the breach of any representation and warranty made by the Merging Companies in the Merger Agreement or other transaction documents and/or any breach or non-fulfillment of any agreement or covenant of the Merging Companies contained in the Merger Agreement. The Merging Companies also have agreed to indemnify the Company, the Operating Partnership and their respective affiliates against certain pre-closing tax and other liabilities.
The Operating Partnership and Goldenboy Acquisition Corp. have agreed to indemnify the Merging Companies and the former holders of MEA shares against certain liabilities and losses resulting from the breach of any representation or warranty made by the Operating Partnership and Goldenboy Acquisition Corp. in the Merger Agreement or other transaction documents and/or any breach or non-fulfillment of any of the Company’s agreements or covenants contained in the Merger Agreement. In addition, the Operating Partnership and Goldenboy Acquisition Corp. will pay to the former stockholders of MEA any refund received upon final resolution or settlement of certain tax issues relating to any pre-closing tax period.
Revolving Credit Facility
On March 10, 2008, the Company amended and restated its existing revolving credit facility, dated November 1, 2005, among the Company, the Operating Partnership, Bank of America, N.A., Citicorp North America, Inc., Branch Banking and Trust Company, Banc of America Securities LLC, Citigroup Global Markets Inc. and other lenders (the amended and restated revolving credit facility hereinafter referred to as the “Amended Revolving Facility”). Banc of America Securities LLC acted as sole lead arranger and sole book manager of the Amended Revolving Facility. KeyBank National Association acted as syndication agent. Branch Banking and Trust Company and Wachovia Bank, N.A. acted as co-documentation agents. Bank of America, N.A., KeyBank National Association, Branch Banking and Trust Company, Wachovia Bank, National Association, M&I Marshall and Ilsley Bank, and Citicorp North America, Inc. are lenders thereunder. The Amended Revolving Facility is secured by certain of the Company’s properties and is guaranteed by the Company and certain of its subsidiaries. The Amended Revolving Facility matures on the third anniversary of its closing, subject to a one-year extension at the Company’s option conditioned upon the lenders being satisfied with the Company and its subsidiaries’ financial condition and liquidity, and taking into consideration any payment, extension or refinancing of the Term Loan (as described below). The Amended Revolving Facility is cross defaulted against the Term Loan. The Company is subject to customary covenants including, but not limited to, (1) affirmative covenants relating to the Company’s corporate structure and ownership, maintenance of insurance, compliance with environmental laws and preparation of environmental reports, maintenance of the Company’s REIT qualification and listing on the NYSE, (2) negative covenants relating to restrictions on liens, indebtedness, certain investments (including loans and certain advances), mergers and other fundamental changes, sales and other dispositions of property or assets and transactions with affiliates, and (3) financial covenants to be met by the Company at all times including a maximum total leverage ratio (70%), maximum real estate leverage ratio (70%), minimum fixed charge coverage ratio (1.50 to 1.00), maximum total debt to real estate value ratio (90%) and minimum consolidated tangible net worth ($65 million plus 85% of the net proceeds of equity issuances issued after the closing date).
Term Loan
Goldenboy Acquisition Corp., as borrower, has $100 million available under a new senior secured term facility (the “Term Loan”) to finance the cash portion of the MEA transaction. Keybanc Capital Markets acted as sole lead arranger and sole book manager of the Term Loan. Bank of America, N.A. acted as syndication agent. Branch Banking and Trust Company and Wachovia Bank, N.A. acted as co-documentation agents. KeyBank National Association, Bank of America, N.A., Branch Banking and Trust Company, Wachovia Bank, National Association, M&I Marshall and Ilsley Bank, and Citicorp North America, Inc. are lenders thereunder. The Term Loan is secured by the stock and certain accounts receivables of MEA and its subsidiaries and is guaranteed by the Company. The Term Loan matures on the third anniversary of its closing and will be subject to a one-year extension at the Company’s option. The Term Loan contains customary covenants including, but not limited to, (1) affirmative covenants relating to the Company’s corporate structure and ownership, maintenance of insurance, compliance with environmental laws and preparation of environmental reports, maintenance of the Company’s REIT status and listing on the NYSE, (2) negative covenants relating to restrictions on liens, indebtedness, certain investments (including loans and certain advances), mergers and other fundamental changes, sales and other dispositions of property or assets and transactions with affiliates, and (3) financial covenants to be met by the Company at all times under the guaranty including a maximum total leverage ratio (70%), maximum real estate leverage ratio (70%), minimum fixed charge coverage ratio (1.50 to 1.00), maximum total debt to real estate value ratio (90%) and minimum consolidated tangible net worth ($65 million plus 85% of the net proceeds of equity issuances), as well as being cross defaulted to the Company’s Revolving Facility. In addition, there will be financial covenants relating only to MEA and its subsidiaries.
As a result of this transaction, the Company is providing historical and pro forma financial information as follows in accordance with Rule 3-05 of Regulation S-X: (1) the audited consolidated balance sheets of MEA Holdings, Inc. as of December 31, 2007 and 2006 and the related consolidated statements of income, stockholders’ equity and cash flows for each of the three years in the period ended December 31, 2007; and (2) Cogdell Spencer Inc.’s Unaudited Pro Forma Condensed Consolidated Statements of Operations for the three months ended March 31, 2008 and for the year ended December 31, 2007. The MEA merger transaction was completed on March 10, 2008. Accordingly, the transaction has been reflected in the Company’s balance sheet included in its quarterly report on Form 10-Q for the three months ended March 31, 2008 and is incorporated by reference herein.
This report contains forward-looking statements within the meaning of the Private Securities Litigation reform Act of 1995. The forward-looking statements reflect the Company’s views about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause actual results to differ materially. Factors that may contribute to these differences include, but are not limited to the following: market trends; our ability to obtain future financing arrangements; our ability to renew ground leases; defaults by tenants; and changes in the reimbursement available to our tenants by government or private payors. For a further list and description of such risks and uncertainties, see the reports filed by the Company with the Securities and Exchange Commission, including the Company’s Form 10-K for the year ended December 31, 2007. Although the Company believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be realized. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

ITEM 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Please see Item 2.01 above.

ITEM 3.02	Unregistered Sales of Equity Securities.
In connection with the Merger, the Operating Partnership issued 4,331,336 OP units pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended, and Regulation D promulgated thereunder. Please see Item 2.01 above.

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Please see Item 2.01 above.

ITEM 9.01	Financial Statements and Exhibits.
(a) Financial Statements of Businesses Acquired
The Report of Independent Auditors is hereby incorporated by reference to Exhibit 99.1.
The audited consolidated balance sheets of MEA Holdings, Inc. as of December 31, 2007 and 2006 and the related consolidated statements of income, stockholders’ equity and cash flows for each of the three years in the period ended December 31, 2007 are hereby incorporated by reference to Exhibit 99.1.
(b) Pro Forma Financial Information
The following pro forma financial statements (including accompanying notes) are attached hereto and incorporated herein by this reference.
Cogdell Spencer Inc.’s Unaudited Pro Forma Condensed Consolidated Statements of Operations for the three months ended March 31, 2008 and for the year ended December 31, 2007. (Exhibit 99.2)
(c) Exhibits
The following exhibits are being filed herewith:
23.1 Consent of MEA’s Independent Auditors — Deloitte & Touche LLP.
99.1 The audited consolidated balance sheets of MEA Holdings, Inc. as of December 31, 2007 and 2006 and the related consolidated statements of income, stockholders’ equity and cash flows for each of the three years in the period ended December 31, 2007 are hereby incorporated by reference to Exhibit 99.1.
99.2 Cogdell Spencer Inc.’s Unaudited Pro Forma Condensed Consolidated Statements of Operations for the three months ended March 31, 2008 and for the year ended December 31, 2007.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COGDELL SPENCER INC.

	By:	/s/ Frank C. Spencer
Frank C. Spencer
Date: May 22, 2008	Chief Executive Officer and President

	By:	/s/ Charles M. Handy
Charles M. Handy
Date: May 22, 2008	Chief Financial Officer and Senior Vice President

EXHIBIT INDEX
23.1 Consent of MEA Holdings, Inc.’s Independent Auditors — Deloitte & Touche LLP.
99.1 The audited consolidated balance sheets of MEA Holdings, Inc. as of December 31, 2007 and 2006 and the related consolidated statements of income, stockholders’ equity and cash flows for each of the three years in the period ended December 31, 2007 are hereby incorporated by reference to Exhibit 99.1.
99.2 Cogdell Spencer Inc.’s Unaudited Pro Forma Condensed Consolidated Statements of Operations for the three months ended March 31, 2008 and for the year ended December 31, 2007.